As filed with the Securities and Exchange Commission on January 10, 1997
                                                       Registration No. 33-97774
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-3

                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933

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                             WONDERWARE CORPORATION
             (Exact name of Registrant as specified in its charter)

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         Delaware                                               33-0304677
 (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                         Identification Number)

                              100 Technology Drive
                            Irvine, California 92618
                                 (714) 727-3200
          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)


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                                 Sam M. Auriemma
                   Vice President and Chief Financial Officer
                             WONDERWARE CORPORATION
                              100 Technology Drive
                            Irvine, California 92618
                                 (714) 727-3200
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

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                                   Copies to:

                              D. Bradley Peck, Esq.
                               COOLEY GODWARD LLP
                              4365 Executive Drive
                                   Suite 1100
                               San Diego, CA 92121
                                 (619) 550-6000


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


         Wonderware Corporation (the "Registrant") hereby amends its Registration Statement on Form S-3 (Registration No. 33-97774) filed on October 6, 1995 (the "Registration Statement"). At the time of its effectiveness, the Registration Statement covered 43,067 shares of the Registrant's Common Stock. As of the date of this Post-Effective Amendment No. 1 (the "Amendment"), the Common Stock covered by the Registration Statement which has not been sold thereunder shall be covered by a new Registration Statement which shall be filed simultaneously with the filing of this Amendment, which shall include additional shares for registration on behalf of the Selling Stockholders thereunder. Accordingly, the Registrant hereby deregisters 34,903 shares of Common Stock covered by the Registration Statement that have not been sold thereunder.

Item 16.  Exhibits.

         Exhibit
         Number   Description of Document

         24.1              Power of Attorney.  Reference is made to page 3.

                                   SIGNATURES

         Pursuant  to the  requirements  of the  Securities  Act  of  1933,  the
Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 10th day of January, 1997.

                             WONDERWARE CORPORATION

                                            By: /s/ Sam Auriemma
                                                ---------------------------
                                                Sam M. Auriemma
                                                Vice President, Finance and
                                                Chief Financial Officer
                                                (Principal financial and
                                                 accounting officer)


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, hereby appoints ROY H. SLAVIN and SAM M. AURIEMMA, and each of them, as his substitutes in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement on Form S-3 (Registration No. 33-97774) and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said substitutes, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said substitutes, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

    Signature                        Title                           Date


/s/ Roy H. Slavin            Chairman of the Board              January 10, 1997
------------------------
    Roy H. Slavin       President and Chief Executive Officer
                           (Principal executive officer)

/s/ Sam M. Auriemma       Vice President, Finance and           January 10, 1997
------------------------
    Sam M. Auriemma         Chief Financial Officer
                           (Principal financial and
                              accounting officer)

/s/ F. Rigdon Currie               Director                     January 10, 1997
------------------------
    F. Rigdon Currie

/s/ Harvard H. Hill, Jr.           Director                     January 10, 1997
------------------------
    Harvard H. Hill, Jr.

/s/ Jay L. Kear                    Director                     January 10, 1997
------------------------
    Jay L. Kear

/s/ John E. Rehfeld                Director                     January 10, 1997
------------------------
    John E. Rehfeld



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                                 Exhibit Index

Exhibit                                                               Sequential
Number        Description of Document                                   Page No.

 24.1         Power of Attorney.                                           3